UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SIGMATEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by SigmaTel, Inc.
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934

SigmaTel, Inc. intends to deliver the following materials
to its stockholders beginning on or about April 15, 2008:

1601 South MoPac Expressway, Suite 100

Austin, Texas 78746

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2008

SigmaTel, Inc. provides the following information to supplement and amend its Proxy Statement, dated February 29, 2008, furnished to stockholders in connection with the solicitation of proxies on behalf of the board of directors of SigmaTel for use at the Special Meeting of Stockholders to be held on Monday, April 21, 2008, at 9:00 a.m. Central time at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas. The purposes of the Special Meeting are as stated in the Notice of Special Meeting of Stockholders, dated February 29, 2008, which accompanied the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement.

SigmaTel has retained Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for a base fee of $10,000, plus expenses incurred in Georgeson’s performance, and has agreed to indemnify Georgeson for liabilities and expenses, including attorney’s fees, arising out of its performance and not resulting from Georgeson’s gross negligence or intentional misconduct, as determined by a court of law pursuant to a final and nonappealable judgment.

Additional Information about the Proposed Transaction and Where to Find It

SigmaTel has filed a definitive proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIGMATEL AND THE PROPOSED TRANSACTION. A definitive proxy statement was sent to security holders of SigmaTel seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by SigmaTel with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Martha Aviles at 512-744-9968.

SigmaTel’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the SigmaTel’s stockholders in connection with the proposed transaction. Information about SigmaTel’s directors and officers can be found in SigmaTel’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction.